UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2006

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

225 West Wacker Drive Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 2, 2006, Morningstar, Inc. (“Morningstar”) entered into a Contract Services Agreement (the “Agreement”) with Mike Henkel, effective October 1, 2006, a copy of which is filed as Exhibit 10.1. Under the terms of the Agreement, Mr. Henkel will provide consulting services to Ibbotson Associates, a wholly owned subsidiary of Morningstar, for a nine-month period beginning October 1, 2006. Under the terms of the Agreement, he will be paid a consulting fee of $11,111 per month during this period. The Agreement contains customary non-competition and non-solicitation provisions.

Item 8.01  Other Events.

On August 2, 2006, Morningstar issued a press release announcing the appointment of Peng Chen as president of Ibbotson Associates, a copy of which is filed as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit No.	Description

10.1	Contract Services Agreement between Morningstar, Inc. and Mike Henkel dated August 2, 2006.
99.1	Press Release issued August 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: August 2, 2006	By:	/s/ Martha Dustin Boudos
	Name:	Martha Dustin Boudos
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Contract Services Agreement between Morningstar, Inc. and Mike Henkel dated August 2, 2006.
99.1	Press Release issued August 2, 2006.